UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2018

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders was held on June 7, 2018. The matters that were voted on at the meeting, and the final voting results as to each such matter, are set forth below.

1. The Company's stockholders elected John Weinhardt, Richard L. Baum, Jr. and James Illikman to the board as directors to serve until the third annual meeting of stockholders after their election and until their respective successors are duly elected and qualified. All have been current members of the board since March 2013.

Nominee	For	% Votes Cast	Against	% Votes Cast	Abstain	% Votes Cast	Broker Non-Votes
John Weinhardt	4,796,835	91%	0	—%	482,213	9%	3,543,265
Richard L. Baum Jr.	4,375,464	83%	0	—%	903,584	17%	3,543,265
James Illikman	4,998,701	95%	—	—%	280,347	5%	3,543,265

2. The Company's stockholders voted to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 30, 2018.

For	% Votes Cast	Against	% Votes Cast	Abstain	% Votes Cast	Broker Non-Votes
8,775,625	100%	40,647	—%	6,041	—%	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Dated: June 7, 2018	By:	/s/ Thomas Tekiele
Name: Thomas Tekiele
Title: Chief Financial Officer (Principal Financial and Accounting Officer)